                                 NET LNNX, INC.
                      FORMERLY CHESTER COUNTY SECURITY FUND, INC.
                                 BALANCE SHEETS
                           December 31, 1995 and 1994
                                                                    													         1994
                                                                         1995          (Unaudited)
	ASSETS

	Current assets
		Cash in bank                                                        $     2,164       $     2,350

	STOCKHOLDERS' EQUITY

	Stockholders' equity
		"Common stock - no par value, 20,000,000 shares authorized,
		  3,300,000 shares issued and outstanding."                               1,000             1,000
		Retained earnings                                                         1,164             1,350
										                                                            $     2,164       $     2,350






















See accompanying notes and accountant's report.

                                 NET LNNX, INC.
                    FORMERLY CHESTER COUNTY SECURITY FUND, INC.
                              STATEMENTS OF CASH FLOWS
                For the Years Ending December 31, 1995, 1994 and 1993

                                                                                           1994              1993
                                                                         1995           (Unaudited)       (Unaudited)
 Cash flows from operating activities:
	  Net income (loss)                                                   $      (186)      $       264      $       234

 Cash at beginning of year                                                   2,350             2,086            1,852

 Cash at end of year                                                   $     2,164       $     2,350      $     2,086























	See accompanying notes and accountant's report.

                                NET LNNX, INC.
                    FORMERLY CHESTER COUNTY SECURITY FUND, INC.
                  STATEMENTS OF OPERATIONS and RETAINED EARNINGS
              For the Years Ending December 31, 1995, 1994 and 1993

											                                                                      1994                 1993
								                                                        1995          (Unaudited)         (Unaudited)
	Operating revenues                                         $        150       $       264        $       234

	Operating expenses                                                 336                  -                  -

	Operating income (loss)                                           (186)               264                234


	Retained earnings - beginning of period                          1,350              1,086                852

	Retained earnings - end of period                          $     1,164         $    1,350         $    1,086

	Income Per Common share:
		Income (loss) per common share                            $     (.00)         $      .00         $      .00

		Weighted average number of common shares
			outstanding                                               3,300,000           3,300,000          3,300,000














		See accompanying notes and accountant's report.